Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,322,840
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,297,010
Dividend Income	2,258
Interest Income	3,138
ETF Transaction Fees	350
Total Income (Loss)	$10,625,596

Expenses
General Partner Management Fees	$79,436
Professional Fees	16,637
Brokerage Commissions	1,273
Directors' Fees and insurance	4,496
NYMEX License Fee	1,986
SEC & FINRA Registration Expense	12,865
Total Expenses	$116,693
Net Income (Loss)	$10,508,903

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/21	$147,709,866
Withdrawals (100,000 Shares)	(2,923,920)
Net Income (Loss)	10,508,903

Net Asset Value End of Month	$155,294,849
Net Asset Value Per Share (5,350,000 Shares)	$29.03

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596